Exhibit 16

MICHAEL ALBANESE C.P.A.

18 Lisa Court

Parsippany, New Jersey 07054

(201) 406-9103

________________________________________________________________________

July 9, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

I have read Item 4 of Form 8-K dated June 12, 2004, of Interactive Multimedia Network, Inc. and I am in agreement with the statements contained in Item 4(a) therein.  I have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Michael Albanese

Michael Albanese, C.P.A.